                                                                      EXHIBIT 99


NEWS RELEASE                                                       [LAYNE LOGO]

                                         CONTACTS:   LAYNE CHRISTENSEN COMPANY
                                                     JERRY W. FANSKA
                                                     VICE PRESIDENT FINANCE
                                                     913-677-6858
                                                     WWW.LAYNECHRISTENSEN.COM

 WEDNESDAY, JUNE 2, 2004

           LAYNE CHRISTENSEN REPORTS FISCAL 2005 FIRST QUARTER RESULTS

o Earnings more than double from prior year to $0.11 per share from $0.05 per share.

o Mineral exploration profits up $4.0 million on 71.4% improvement in revenue.

o Water Resources revenue up 16.8%, although pricing pressures produced lower income.

             FINANCIAL DATA                                        THREE MONTHS
             ---------------                            -----------------------------------       %
             (in 000's, except per share data)              4/30/04           4/30/03           CHANGE
             ------------------------------------------ ----------------- ----------------- ---------------
             Net Revenues
               -- Water Resources                           $45,283           $38,769              16.8
               -- Mineral Exploration                        24,089            14,056              71.4
               -- Geoconstruction                             6,090             6,131              (0.7)
               -- Energy                                        747               789              (5.3)
             Gross Profit                                    20,056            17,251              16.3
             Net Income                                       1,472               619             137.8
             Diluted EPS                                       0.11              0.05             120.0
             ------------------------------------------ ----------------- ----------------- ---------------




"Our mineral exploration division continues to show year-over-year earnings improvement as its first quarter results exceeded the entire full year results from the prior year. The water resources division narrowed the earnings gap experienced in prior quarters but it took much higher revenue given the reduced margins. The geoconstruction and energy divisions were both below prior year results, however, forecasts look stronger going forward. In total, the Company results were slightly better than expected for this quarter and the long awaited recovery in mineral exploration spending was in full evidence."--

ANDREW B. SCHMITT, PRESIDENT AND CHIEF EXECUTIVE OFFICER






                                     -more-

MISSION WOODS, KANSAS, June 2, 2004 - Layne Christensen Company (Nasdaq: LAYN), today announced net income for the first quarter ended April 30, 2004 of $1,472,000, or $0.11 per share, compared to net income of $619,000 or $0.05 per share, in the same period last year. Net income from continuing operations was $0.12 per share versus $0.06 per share last year. Revenues for the three months ended April 30, 2004 increased $16,464,000, or 27.6%, to $76,209,000 compared to
$59,745,000 in the same period last year.

Andrew B. Schmitt, President and Chief Executive Officer, stated, "Our mineral exploration division continues to show year-over-year earnings improvement as its first quarter results exceeded the entire full year results from the prior year. The water resources division narrowed the earnings gap experienced in prior quarters but it took much higher revenue given the reduced margins. The geoconstruction and energy divisions were both below prior year results, however, forecasts look stronger going forward. In total, the Company results were slightly better than expected for this quarter and the long awaited recovery in mineral exploration spending was in full evidence."

Gross profit as a percentage of revenues was 26.3% for the three months ended April 30, 2004 compared to 28.9% for the three months ended April 30, 2003. The decrease in gross profit percentage was primarily attributable to continued pricing pressures in the water resources division and reduced margins associated with the promotion of certain new water treatment products. The decreases in the water resources division were partially offset by increased margins in the mineral exploration division due to increased activity levels associated with higher gold and base metal prices.

Selling, general and administrative expenses increased to $13,925,000 for the three months ended April 30, 2004 compared to $12,499,000 for the three months ended April 30, 2003. The increase was primarily the result of expenses related to the Company's expansion of its water treatment capabilities and increased expenses associated with the Company's coalbed methane ("CBM") development efforts.

Income tax expense of $1,538,000 (an effective rate of 50.0%) was recorded for the three months ended April 30, 2004, compared to $864,000 (an effective rate of 57.9%) for the same period last year. The improvement in the effective rate is primarily attributable to improved pre-tax earnings, especially in international operations. The effective rate in excess of the statutory federal rate for the periods was a result of the impact of nondeductible expenses and the tax treatment available for certain foreign operations.

WATER RESOURCES DIVISION
(in thousands)

                                                       Three months ended
                                                            April 30,
                                                   ---------------------------
                                                      2004              2003
                                                      ----              ----
Revenues                                            $45,283           $38,769
Income from continuing operations                     4,567             5,400

Water resources revenues increased 16.8% to $45,283,000 from $38,769,000 for the three months ended April 30, 2004 and 2003. The increase in revenues was primarily attributable to the Company's continued efforts to maintain market share, results from the Company's water treatment initiatives and increased infrastructure needs in metropolitan areas of California and Illinois.

Income from continuing operations for the water resources division decreased 15.5% to $4,567,000 for the three months ended April 30, 2004, compared to $5,400,000 for the three months ended April 30, 2003. The decrease in income from continuing operations was the result of the impact of competitive pricing pressures and an increased level of costs associated with the Company's water treatment initiatives.

MINERAL EXPLORATION DIVISION
(in thousands)

                                                       Three months ended
                                                            April 30,
                                                   ---------------------------
                                                      2004              2003
                                                      ----              ----
Revenues                                            $24,089           $14,056
Income (loss) from continuing operations              3,818              (178)

Mineral exploration revenues increased 71.4% to $24,089,000 from $14,056,000 for the three months ended April 30, 2004 and 2003, respectively. The increase was primarily attributable to increased worldwide exploration activity due to higher gold and base metal prices. The largest increases for the Company were in Africa and Australia, partially the result of additional capacity from the DrillCorp asset purchase late in fiscal 2004.

Income from continuing operations for the mineral exploration division was $3,818,000 for the three months ended April 30, 2004, compared to a loss from continuing operations of $178,000 for the three months ended April 30, 2003. The improved earnings in the division were primarily attributable to the increased activity levels noted above and improved earnings by the Company's Latin American affiliates. In the first quarter of last year, the Company incurred increased expenses in Australia to bring equipment into compliance with changes to local transportation regulations, negatively impacting prior year earnings.

GEOCONSTRUCTION DIVISION
(in thousands)

                                                       Three months ended
                                                            April 30,
                                                   ---------------------------
                                                      2004              2003
                                                      ----              ----
Revenues                                            $6,090            $6,131
Income (loss) from continuing operations              (109)              262

Geoconstruction revenues were essentially flat at $6,090,000 for the three months ended April 30, 2004, compared to $6,131,000 for the three months ended April 30, 2003.

The geoconstruction division had a loss from continuing operations of $109,000 for the three months ended April 30, 2004, compared to income from continuing operations of $262,000 for the three months ended April 30, 2003. The decrease in income from continuing operations was primarily the result of customer delays on certain public sector projects.

ENERGY DIVISION
(in thousands)

                                                       Three months ended
                                                            April 30,
                                                   ---------------------------
                                                      2004              2003
                                                      ----              ----
Revenues                                            $747              $789
Loss from continuing operations                     (971)             (199)





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

Energy revenues decreased 5.3% to $747,000 for the three months ended April 30, 2004, compared to revenues of $789,000 for the three months ended April 30, 2003. The decrease in revenue was primarily attributable to a slow first quarter for the division's service businesses, partially offset by increased revenue from the Company's CBM projects.

The loss from continuing operations for the energy division was $971,000 for the three months ended April 30, 2004, compared to $199,000 for the three months ended April 30, 2003. The increased loss for the division was the result of increased costs associated with the Company's CBM development efforts and the slow start to the year in the division's service businesses.

CORPORATE EXPENSES

Corporate expenses not allocated to individual divisions were $3,546,000 for the three months ended April 30, 2004 compared to $3,233,000 for the three months ended April 30, 2003. The increase in unallocated corporate expenses was attributable to increased incentive-related accruals for the mineral exploration division and increased travel-related expenditures.

OUTLOOK
-------

Andrew B. Schmitt, President and Chief Executive Officer, stated, "Looking forward to the second quarter, we expect mineral exploration results to continue to outperform the prior period. We also will get the first indication of our success in trying to raise prices in the water resources division. Beginning in June, geoconstruction activity will rachet up sharply based on the start up of several large jobs. Layne Energy's CBM production is increasing and we expect that trend to continue for the balance of the year. Overall, the second quarter results should be up from both the first quarter and the prior year."

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements are those concerning the strategic plans, expectations and objectives for future operations and are generally indicated by words or phrases such as "anticipate," "estimate," "project," "believe," "intend", "expect," "plan" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the risks and uncertainties normally incident to the exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.

                   LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES
                           CONSOLIDATED FINANCIAL DATA
                      (in thousands, except per share data)

                                                               Three Months
                                                              Ended April 30,
                                                                (unaudited)
                                                    -------------------------------
                                                         2004               2003
                                                    ------------         ----------

Revenues                                            $     76,209         $   59,745
Cost of revenues (exclusive of
  depreciation shown below)                               56,153             42,494
                                                    ------------         ----------
Gross profit                                              20,056             17,251
Selling, general and administrative expenses              13,925             12,499
Depreciation and amortization                              3,185              3,060
Other income (expense):
  Equity in earnings of affiliates                           469                 92
  Interest                                                  (683)              (559)
  Other, net                                                 344                268
                                                    ------------         ----------
Income from continuing operations
  before income taxes                                      3,076              1,493
Income tax expense                                         1,538                864
Minority interest                                           --                   56
                                                    ------------         ----------
Net income from continuing operations
  before discontinued operations                           1,538                685
Loss from discontinued operations, net of
  income taxes of ($95) and ($54)                            (66)               (66)
                                                    ------------         ----------

Net income                                          $      1,472         $      619
                                                    ============         ==========

Basic income (loss) per share:

  Net income from continuing operations             $       0.12         $     0.06
  Loss from discontinued operations,
     net of tax                                            (0.01)             (0.01)
                                                    ------------         ----------

  Net income                                        $       0.11         $     0.05
                                                    ============         ==========

Diluted income (loss) per share:

  Net income from continuing operations             $       0.12         $     0.06
  Loss from discontinued operations,
     net of tax                                            (0.01)             (0.01)
                                                    ------------         ----------
  Net income                                        $       0.11         $     0.05
                                                    ============         ==========

Weighted average shares outstanding                   12,535,000         11,903,000
Dilutive stock options                                   326,000            276,000
                                                    ------------         ----------
                                                      12,861,000         12,179,000
                                                    ============         ==========


                                     April 30,         January 31,         April 30,
                                       2004               2004               2003
                                  ------------        ------------        ----------
Balance Sheet Data:
  Total assets                      $202,400            $217,327           $185,716
  Total debt                          40,000              42,000             35,002
  Stockholders' equity                93,385              93,685             85,767


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